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                                                                     EXHIBIT 8.1


                        [ROGERS & HARDIN LLP LETTERHEAD]


                                  July 3, 2003


Verso Technologies, Inc.
400 Galleria Parkway
Suite 300
Atlanta, Georgia  30339


         RE: FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER OF MICKEY ACQUIRING SUB, INC. WITH AND INTO MCK COMMUNICATIONS, INC.

Ladies and Gentlemen:

         We have acted as counsel to Verso Technologies, Inc., a Minnesota corporation ("Parent"), in connection with the proposed merger (the "Merger") of Mickey Acquiring Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), with and into MCK Communications, Inc., a Delaware corporation ("MCK Communications"), pursuant to that certain Agreement and Plan of Merger dated as of April 21, 2003, as amended by that certain First Amendment thereto dated as of April 21, 2003, by and among Parent, Merger Sub and MCK Communications and as further amended by the Second Amendment thereto dated as of June 13, 2003, by and among Parent, Merger Sub and MCK Communications (as so amended, the "Merger Agreement"). In our capacity as counsel to the Parent and as provided in the Merger Agreement, we have been requested to render our opinion regarding the material federal income tax consequences of the Merger. Pursuant to the Merger Agreement, Parent will file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that will include a Proxy Statement/Prospectus (the "Registration Statement").

         All terms used herein without definition shall have the respective meanings specified in the Merger Agreement and, unless otherwise indicated, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

                             INFORMATION RELIED UPON

         In rendering this opinion, we have examined such documents as we have deemed appropriate, including the Merger Agreement and the Registration Statement. In the course of such examination, we have assumed, with your consent, that all documents submitted to us as photocopies faithfully reproduce the originals thereof, that all such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate. We have also obtained such additional information and representations as we have deemed relevant and necessary through consultations with various representatives of Parent and MCK Communications. In addition, we have obtained written certificates from the managements of Parent and MCK Communications to verify certain relevant facts that have been represented to us or that we have assumed in rendering this opinion. With your consent, we have assumed that the representations

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Verso Technologies, Inc.
July 3, 2003
Page 2


contained in such certificates were made and are true as of the Effective Time. In rendering our opinion set forth below, we have also assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will be waived or modified in any respect prior to the Effective Time and (ii) the Registration Statement, the Merger Agreement and the certificates described above reflect all the material facts related to the Merger, Parent and MCK Communications.

                                     OPINION

         Based upon the foregoing, it is our opinion that:

         1. The Merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Code; and

         2. No gain or loss will be recognized by Parent or MCK Communications by reason of the Merger.

         The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, such opinion is based solely on the documents that we have examined, the additional information that we have obtained and the representations that have been made to us, and this opinion cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

         The opinion expressed herein is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.

         We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

                                            Very truly yours,


                                            /s/ Rogers & Hardin

                                            ROGERS & HARDIN